EXHIBIT 16.1

                               GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX (206) 328-0383



January 20, 2005

U. S. Securities and Exchange Commission 450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On January 19, 2005, this Firm received a draft copy of a Form 8-K to be filed by Medina Coffee, Inc. (the "Company") reporting the dismissal of firm as the Company's independent registered public accounting firm in accordance with the requirements of Item 4.01 - Changes in Registrant's Certifying Public Accountant of Form 8-K.

We have no disagreements  with the statements made in the draft Form 8-K/A, Item
4.01 disclosures provided to us. Our reports on the December 31, 2003 and 2002 financial statements, respectively, did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to audit scope, accounting principles or uncertainty, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.


Very truly yours,

/S/ George Stewart, CPA

George Stewart, CPA